UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

DCP MIDSTREAM, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 E. Layton Ave, Suite 900

Denver, Colorado 80237

(Address of principal executive offices, including zip code)

(303) 595-3331

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	DCP	New York Stock Exchange
7.875% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRB	New York Stock Exchange
7.95% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2023, DCP Midstream, LP (the “Partnership”) and its wholly owned subsidiary, DCP Midstream Operating, LP (“DCP Operating”), entered into a Credit Agreement with Phillips 66 Company, as lender (the “Credit Agreement”).

The Credit Agreement provides for an unsecured revolving credit facility in an aggregate principal amount of up to $1.0 billion, with an option for DCP Operating to increase the revolving loan commitment by an aggregate principal amount of up to $500 million, subject to lender approval. Loans under the Credit Agreement may be used for working capital and other general partnership purposes. The Credit Agreement has a five-year term.

Loans under the Credit Agreement will accrue interest based, at DCP Operating’s election, on either the term SOFR rate or the base rate plus, in each case, an applicable margin. The applicable margin used in connection with interest rates and fees under the Credit Agreement is based on the Partnership’s or DCP Operating’s, as applicable, non-credit-enhanced, senior unsecured long-term debt rating at the applicable time.

DCP Operating’s obligations under the Credit Agreement are unsecured and are guaranteed by the Partnership.

The Credit Agreement contains certain affirmative covenants including (1) information delivery requirements, (2) audits/inspections, and (3) the joinder of additional guarantors. The Credit Agreement also includes customary lending conditions, representations and warranties, events of default, and indemnification provisions. Amounts outstanding under the Credit Agreement may be accelerated for typical defaults including, but not limited to, the failure to repay the principal or interest of a borrowing, failure to observe or perform any covenant, failure to pay a material judgment, certain bankruptcy events, a change of control, or existence of a default under the credit agreement dated March 18, 2022 by and among the Partnership, DCP Operating, and Mizuho Bank, Ltd., as administrative agent, subject in certain cases to cure periods.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 15, 2023, pursuant to the terms of the previously disclosed Agreement and Plan of Merger, dated as of January 5, 2023 (the “Merger Agreement”), by and among the Partnership, DCP Midstream GP, LP, the general partner of the Partnership (the “General Partner”), DCP Midstream GP, LLC, the general partner of the General Partner, Phillips 66, Phillips 66 Project Development Inc., an indirect wholly owned subsidiary of Phillips 66 (“PDI”), and Dynamo Merger Sub LLC, a wholly owned subsidiary of PDI (“Merger Sub”), Merger Sub merged with and into the Partnership, with the Partnership surviving as a Delaware limited partnership (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each common unit representing a limited partner interest in the Partnership (each, a “Common Unit”) issued and outstanding as of immediately prior to the Effective Time (other than the Sponsor Owned Units, as defined below) (each, a “Public Common Unit”) was converted into the right to receive $41.75 per Public Common Unit in cash, without any interest thereon (the “Merger Consideration”). The Common Units owned by DCP Midstream, LLC and the General Partner (collectively, the “Sponsor Owned Units”) were unaffected by the Merger and have remained outstanding immediately following the Merger.

The Merger Agreement is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 6, 2023, which agreement is incorporated herein by reference. The foregoing description of the Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Partnership, Phillips 66 or their respective subsidiaries and affiliates.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

On June 15, 2023, the Partnership notified the New York Stock Exchange (the “NYSE”) of the closing of the Merger and, as previously disclosed in the Partnership’s Current Report on Form 8-K filed with the SEC on May 17, 2023, the Partnership’s redemption of all of its issued and outstanding 7.875% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series B Preferred Units”), which was also effective on June 15, 2023 (such redemption, the “Redemption”), and requested that the NYSE (i) suspend trading of the Common Units and the Series B Preferred Units prior to market open on June 15, 2023, (ii) withdraw the Common Units and the Series B Preferred Units from listing on the NYSE and (iii) file with the SEC a Form 25 notification of removal from listing and/or registration to delist and deregister the Common Units and the Series B Preferred Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Partnership intends to file with the SEC a certification and notice of termination on Form 15, deregistering the Common Units and Series B Preferred Units under the Exchange Act and suspending the reporting obligations of the Partnership with respect to the Common Units and Series B Preferred Units under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

On June 15, 2023, following the Merger, former holders of Public Common Units ceased to have any rights as holders of Common Units, other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

On June 15, 2023, following the Redemption, former holders of Series B Preferred Units ceased to have any rights as holders of Series B Preferred Units, other than the right to receive the redemption price of $25.00 per redeemed Series B Preferred Unit.

Item 7.01	Regulation FD Disclosure.

The Partnership and Phillips 66 issued a joint news release on June 15, 2023 announcing the closing of the Merger. A copy of the news release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated January 5, 2023, by and among Phillips 66, Phillips 66 Project Development Inc., Dynamo Merger Sub LLC, DCP Midstream, LP, DCP Midstream GP, LP and DCP Midstream GP, LLC (incorporated by reference to Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on January 6, 2023).

10.1	Credit Agreement, dated as of June 15, 2023, by and among DCP Midstream, LP, as guarantor, DCP Midstream Operating, LP, as borrower, and Phillips 66 Company, as lender.

99.1	News Release dated June 15, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 15, 2023	DCP MIDSTREAM, LP

	By:	DCP MIDSTREAM GP, LP its General Partner

	By:	DCP MIDSTREAM GP, LLC its General Partner

	By:	/s/ Scott R. Delmoro
	Name:	Scott R. Delmoro
	Title:	Interim Chief Financial Officer